UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 14, 2025

OPTION CARE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective upon stockholder approval at the 2025 Annual Meeting of Stockholders held on May 14, 2025, the following documents were unanimously adopted by the Board of Directors: (i) the Fourth Amended and Restated Certificate of Incorporation; and (ii) the Sixth Amended and Restated Bylaws of the Company.
The Fourth Amended and Restated Certificate of Incorporation amends existing provisions allowing for:
•the right of stockholders to request a special meeting;
•the elimination or limitation of monetary liability of certain of the Company’s officers for certain actions;
•the removal of references relating to HC Group and the Series A Preferred Stock; and
•certain other ministerial and conforming changes.
The Sixth Amended and Restated By-Laws modify the existing procedural mechanics and disclosure requirements, providing stockholders the right to request a special meeting as well as certain ministerial and conforming changes.
The foregoing summary of the amendments does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourth Amended and Restated Certificate of Incorporation, and the Sixth Amended and Restated By-Laws, which are attached hereto as Exhibits 3.1 and 3.2, respectively and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)Option Care Health, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders on May 14, 2025 (the “Annual Meeting”).
(b)The stockholders (1) elected all of the Company’s nominees for director, (2) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, (3) approved the compensation of the Company’s executive officers on a non-binding advisory basis, (4) approved an amendment to our Amended and Restated Certificate of Incorporation to provide certain stockholders the right to request special meetings of stockholders, (5) approved an amendment to our Amended and Restated Certificate of Incorporation to provide for officer exculpation as permitted by Delaware law, and (6) approved an amendment to our Amended and Restated Certificate of Incorporation to eliminate legacy provisions relating to HC Group.
The final voting results on each of the matters submitted to a vote are as follows:
1.Election of eleven directors for a term expiring at the next annual meeting of stockholders of the Company or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
Elizabeth Q. Betten	148,751,669	668,926	6,076,449
Elizabeth D. Bierbower	148,738,893	681,702	6,076,449
Barbara W. Bodem	148,179,639	1,240,956	6,076,449
Eric K. Brandt	147,883,735	1,536,860	6,076,449
Natasha Deckmann, M.D.	148,179,717	1,240,878	6,076,449
David W. Golding	147,654,837	1,765,758	6,076,449
Harry M. Jansen Kraemer, Jr.	145,639,515	3,781,080	6,076,449
R. Carter Pate	148,298,796	1,121,799	6,076,449
John C. Rademacher	148,752,227	668,368	6,076,449
Timothy P. Sullivan	148,564,974	855,621	6,076,449
Norman L. Wright	148,063,439	1,357,156	6,076,449
2.Ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2025:

For	Against	Abstain	Broker Non-Votes
154,877,730	564,793	54,521	N/A

3.Non-binding advisory approval of executive officer compensation:

For	Against	Abstain	Broker Non-Votes
145,750,408	3,608,976	61,211	6,076,449
4.Approval of the amendment to our Amended and Restated Certificate of Incorporation to provide certain stockholders the right to request special meetings of stockholders:

For	Against	Abstain	Broker Non-Votes
148,873,137	476,893	70,565	6,076,449
5.Approval of the amendment to our Amended and Restated Certification of Incorporation to provide for officer exculpation as permitted by Delaware law:

For	Against	Abstain	Broker Non-Votes
139,080,044	10,283,618	56,933	6,076,449
6.Approval of the amendment to our Amended and Restated Certificate of Incorporation to eliminate legacy provisions relating to HC Group:

For	Against	Abstain	Broker Non-Votes
149,342,184	21,157	57,254	6,076,449
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of Option Care Health, Inc. effective as of May 14, 2025.
3.2	Sixth Amended and Restated Bylaws of Option Care Health, Inc. effective as of May 14, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	May 16, 2025	By:	/s/ Michael Shapiro
Michael Shapiro
Chief Financial Officer